Exhibit 10.6

FIRST AMENDMENT TO
LINN ENERGY, LLC SEVERANCE PLAN
The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Linn Energy, LLC, a Delaware limited liability company (the “Company”), previously adopted the Linn Energy, LLC Severance Plan (the “Plan”). The Company hereby amends the Plan effective on the date the Committee approves the amendment (the “Amendment Effective Date”).
RECITALS
WHEREAS, the Company established, and the Committee adopted, the Plan, under which the Company offers specified severance benefits to eligible employees of the Company and the Subsidiaries, in the event of certain involuntary terminations of employment;
WHEREAS, Section 8.1 of the Plan provides that the Committee or the Board may amend the Plan at any time, and from time to time, for any reason in the Company’s sole discretion;
WHEREAS, the Company now desires to amend the Plan to provide that a Participant shall not be entitled to any benefits under the Plan if (i) the Participant is terminated as a result of the sale or other disposition of a plant, facility, division, operating assets or Subsidiary or any similar transaction, and (ii) in connection with such transaction, the Participant is offered continued employment with the purchaser or any of its affiliates in a comparable position to the one held by the Participant immediately prior to his or her date of termination, as determined in the Company’s sole discretion; and
WHEREAS, capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.
AMENDMENTS
1.    Section 2.21 of the Plan is hereby amended to add the following text:
“A Qualifying Termination will not have occurred for purposes of this Plan, if (i) the Participant is terminated as a result of the sale or other disposition of a plant, facility, division, operating assets or Subsidiary or any similar transaction, and (ii) in connection with such transaction, the Participant is offered continued employment with the purchaser or any of its affiliates with the same base salary as was in effect as of immediately before such transaction and at a location within fifty (50) miles of the primary location at which the Participant worked immediately before such transaction, in each case, as determined in the Company’s sole discretion.”

2.    Except as set specifically amended above, the Plan will remain in full force and effect.

IN WITNESS WHEREOF, the Company has cause the execution of this Amendment by its duly authorized officer, effective as of the Amendment Effective Date.

LINN ENERGY, LLC

By:	/s/ Candice J. Wells
Name:	Candice J. Wells
Title:	Senior Vice President, General Counsel and Corporate Secretary

Effective Date: July 22, 2016

2